ARCO [LOGO]    Media Relations                    N E W S
               515 South Flower Street
               Los Angeles CA 90071-2201
               Telephone 213 486 3385
               Facsimile 213 486 0169

FOR IMMEDIATE RELEASE                    September 30, 1998

ARCO REALIGNS EXECUTIVE MANAGEMENT TEAM

LOS ANGELES (ARC:  NYSE) -- ARCO Chairman and CEO Mike
Bowlin announced today a realignment of the company's executive management team. "The changes will help improve execution of the company's core strategies," said Bowlin, "and focus our resources on areas and businesses where we have or can attain a market leadership position."

Bowlin said that Michael E. Wiley, Executive Vice President, will become President and assume the newly created position of Chief Operating Officer. He will report to Bowlin.

Bowlin also announced that Donald R. Voelte, Senior Vice President, Corporate Planning, will become Executive Vice President, reporting to Wiley. Voelte will have responsibility for Latin America, Europe, Africa, the Middle East, Commonwealth of Independent States, and Permian Basin. Both appointments are effective October 1.

J. Kenneth Thompson, Executive Vice President, continues in his role, reporting to Wiley. Thompson has responsibility for Alaska, the Asia Pacific, including China, Indonesia and Southeast Asia, as well as natural gas marketing. ARCO Products Company, led by Senior Vice President Roger E. Truitt; Exploration, led by Vice President Dodd W. DeCamp; and a newly formed Technology and Operations Services unit, will also report to Wiley.

In separate announcements, Bowlin said that ARCO President
William E. Wade and Executive Vice President Anthony G.
Fernandes will both retire from the company.

In describing the changes, Bowlin said, "We continue to prepare for the future and execute the realignment of ARCO that began last year. The restructuring of our senior management group represents the logical next step."

Bowlin said that Wiley brings considerable exploration and production expertise to his new role. "Mike Wiley grew up in the oil industry and knows this business inside and out.
His leadership will be invaluable as we move forward."

Bowlin said that over a 26-year career, Wiley has held a number of key positions both domestically and internationally, and has had leadership responsibilities in engineering, planning, research and development, drilling and production. Bowlin said that Wiley's leadership of the initial public offering of Houston-based Vastar Resources, Inc. (82.3 percent owned by ARCO) resulted in the creation of a premier independent exploration and production company and strengthened the company's position in the Gulf of Mexico. He will continue as Chairman of the Board of Vastar. Bowlin also cited Wiley's successful integration of Union Texas Petroleum into ARCO, a move that has been accomplished ahead of schedule and exceeded our projected cost savings targets.

Wiley holds a degree in petroleum engineering from the University of Tulsa and an MBA from the University of Dallas.

Commenting on Voelte's appointment, Bowlin said, "We recruited Don less than two years ago with the challenge to provide ARCO with new perspectives and planning initiatives.
He has delivered."

Bowlin said that Voelte brings more than 23 years of exploration and production experience to his new role and a strong background in international oil and gas operations. Voelte came to ARCO in 1997 from Mobil Corporation where he held a number of senior level exploration and production assignments. He is a graduate of the University of Nebraska with a B.S. in Civil Engineering.

Bowlin said that with Wiley's appointment, he has also realigned his direct reports. Reporting to him will be Wiley; Marie L. Knowles, Executive Vice President and Chief
Financial Officer; John H. Kelly, Senior Vice President,
Human Resources; and Bruce G. Whitmore, Senior Vice
President and General Counsel.

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For information, contact:

Lee Tashjian, ARCO Corporate Communications   (213) 486-2364

Tom Goff, ARCO Media Relations                (213) 486-3384

or e-mail to:  arconews@arco.com